Exhibit 10.2

LLC MEMBERSHIP INTERESTS SALE AGREEMENT

LLC MEMBERSHIP INTERESTS SALE AGREEMENT (this “Agreement”), dated as of March 17, 2011 (the “Closing Date”), between Gordon R. Haworth (“Seller”), American Energy Fields Inc., a Delaware corporation (“AEFI”) and ND Energy Inc., a Delaware corporation (“Buyer”) (Buyer, AEFI and Seller each a “Party” and collectively the “Parties”).

WHEREAS, Seller is the owner of 24.32225% of the membership interests of the Secure Energy LLC, a North Dakota limited liability company (the “Company”), as calculated and set forth in Schedule 1; and

WHEREAS, Buyer is a wholly-owned subsidiary of AEFI; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, such membership interests (the membership interests in the Company to be sold by Seller being referred to hereinafter as the “Interests”), upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Sale and Purchase of Interests.  Seller hereby sells and transfers to Buyer, and Buyer hereby purchases from Seller, all of Seller’s right, title and interests in its membership interests in the Company, being 100% of the Interests, in exchange for aggregate consideration in the form of 975,000 (Nine Hundred Seventy Five Thousand) common stock shares (the “Shares”) of AEFI.

2. Stock Certificate.  Simultaneously herewith Buyer is delivering to Seller a Stock Certificate representing the Shares duly issued by AEFI as set forth above.  The Shares shall be issued in the name of Haworth Family Trust UTD 06/08/1995.

3. [Reserved]

4. Lockup of Shares.

(a) Seller hereby agrees, that without the prior written consent of AEFI during the period beginning on December 3, 2010 (the “Lockup Date”) and ending 24 months after such date (the “Lockup Period”), Seller will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Shares, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Seller on the date hereof or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares (each of the foregoing, a “Prohibited Sale”).

(b) Notwithstanding the foregoing, Seller (and any transferee of Seller) may transfer any Shares (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) to its shareholders as a distribution of corporate assets, special dividend or return of capital, or (v) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Shares subject to the provisions of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of these lockup provisions in this Section 4 for the balance of the Lockup Period.

(c) Notwithstanding anything to the contrary contained in this Agreement, (i) the lockup provisions contained in this Section 4 will terminate and shall be null and void after 24 months from the Lockup Date or upon a Change of Control of AEFI and Buyer or either of them; (ii) prior to the termination of these lockup provisions Seller may sell or transfer up to 121,875 Shares per calendar quarter; and (iii) on any day prior to the termination of these lockup provisions, if the trading volume on the principal market on which AEFI’s common stock is then trading is greater than 100,000 shares and AEFI’s common stock is then trading at a price of not less than $1.00 per share, Seller may sell up to an additional 3.29% of the trading volume on the principal market, as reported immediately prior to the sale of the Shares on such day of sale.  Upon request, Seller agrees to permit inspection of all account and transfer records by AEFI associated with the foregoing covenant.

5. “Change of Control” means the occurrence of any of the following transactions or series of transactions at any time: (a) the acquisition, direct or indirect, by any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) of the legal, beneficial or equitable ownership of (i) at least fifty percent (50%) of the aggregate voting interests in AEFI and Buyer or either of them, or (ii) equity interests having the right to at least fifty percent (50%) of the profits of AEFI and Buyer or either of them; (b) the sale, lease, conveyance or other disposition to any Person of all or substantially all of the assets of AEFI and Buyer or either of them; (c) the consolidation of AEFI and Buyer or either of them with, or merger into, any Person; (d) the adoption of any plan relating to the liquidation or dissolution of AEFI and Buyer or either of them; (e) the acquisition of the right, whether direct or indirect, by any Person to appoint a majority of the board of directors of AEFI and Buyer or either of them; or (f) the acquisition of the right, whether direct or indirect, by any Person to Control the management of AEFI or Buyer or either of them.

6. Seller’s Representations and Warranties.  Seller warrants and represents with respect to its sale of its membership interests in the Company to Buyer as follows:

(a) To the best of Seller’s knowledge, the attached Schedule A is a true, correct and complete listing of the assets and liabilities, contingent or otherwise, of the Company.  The Company is a North Dakota Limited Liability Company, ID number 22672400, and is active and in good standing in the state of North Dakota.  The Company’s current operating agreement is that Joint Venture Agreement executed by the members of the Company November 16, 2006 and attached hereto as Schedule B (the “JV Agreement”).  To the best of Seller’s knowledge there are currently no unsettled or ongoing disputes or litigation that are or could be material to the Company’s business prospects, operations or assets.

(b) Seller has good, valid and marketable title to the membership interests, as set forth in Schedule 1, free and clear of any and all liens, equities, claims, charges or other encumbrances or rights of any third parties of any nature (including, but not limited to, options, rights of first refusal or similar rights, contingent or otherwise).  Seller is conveying to Buyer good, valid and marketable title thereto, free and clear of any and all liens, equities, claims, charges or other encumbrances or rights of any third parties.  The attached Schedule 1 is a true, correct and accurate representation of the Seller’s membership interests.

(c) Seller has all requisite legal power to enter into and to perform his obligations under this Agreement.  This Agreement and the membership interests or certificate or powers being delivered concurrently herewith have been duly executed and delivered by Seller.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, rehabilitation, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(d) Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will conflict with, result in a breach of or constitute a default under or violation of any term of any agreement, contract or instrument to which he is a party or any applicable law, rule, regulation, order or judgment of any court or governmental authority.

(e) No consent, approval, authorization, or order of, registration or filing with, or notice to, any domestic or foreign governmental authority, regulatory body or court is required for the execution or delivery of, or the performance by Seller of his obligations under, or compliance by Seller with, this Agreement or the transactions contemplated hereunder.

(f) Seller has obtained all consents, approvals and waivers of third parties that may be required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Notwithstanding anything to the contrary contained herein, Seller has not obtained any consent from other holders of LLC membership interests in the Company as set forth in section 2.05 of the JV Agreement, which provides that members of the Company may not unreasonably withhold consent to a transfer of LLC membership interests in the Company to a third party, to (1) the sale of the Interests pursuant to this Agreement or (2) Haworth’s acquisition of those membership interests in the Company originally owned by Donbara Group LLC, a California limited liability company, the sole member of which was Haworth.

7. Information on AEFI.  Seller has been furnished with or has had access to such information and materials concerning AEFI as have been requested by Seller.  In addition, Seller may have received in writing from AEFI such other information concerning its operations, financial condition prospects and other matters as Seller has requested in writing (such other information is collectively the “Other Written Information”) and considered all factors Seller deems material in deciding on the advisability of acquiring the Shares.

8. Information on Seller.  Seller is an “accredited investor”, as such term is defined in Rule 501of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 Act (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Seller to utilize the information made available by AEFI to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed acquisition of shares of AEFI, which represents a speculative investment.  Seller has the authority and is duly and legally qualified to purchase and own its Shares.  Seller is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

9. Acquisition of Shares.  Seller will acquire its Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof; provided however, that nothing in this Section 9 negates or impairs Seller’s rights under Section 4 and applicable law.

10. Compliance with Securities Act.  Seller understands and agrees that its Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Seller contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration as contemplated by Section 4.

11. Legend.

(a) The initial certificate evidencing the Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY AEFI), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME PURSUANT TO AN AGREEMENT BY AND BETWEEN THE COMPANY AND THE SHAREHOLDER NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT OR SUCH RESTRICTIONS HAVE BEEN WAIVED BY THE COMPANY.”

(b) The first legend set forth above may be removed and AEFI shall issue a certificate without the first legend to the holder of the Shares upon which it is stamped in order to permit the sale of Shares as contemplated by Section 4

(c) if, unless otherwise required by federal or state laws, (i) a registration statement covering registered resales of the Shares has been declared effective under the 33 Act and such registration statement remains effective under the 33 Act, or (ii) in connection with any sale, assignment or other transfer of Shares that is not to be effected pursuant to such registration statement, such holder first provides AEFI with an opinion of counsel acceptable to AEFI, to effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the 33 Act and that such legend is no longer required.  The holder shall be responsible for the fees of AEFI’s transfer agent and all broker’s fees associated with such issuance.  In the event a sale, assignment or transfer of the Shares is to be made pursuant to Rule 144 or Rule 144A under the 33 Act, AEFI shall be responsible for the cost of an opinion of counsel acceptable to AEFI and the prompt delivery of such opinion to the holder.

12. Communication of Offer.  The offer to acquire the Shares was directly communicated to Seller by AEFI.  At no time was Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

13. Restricted Securities.  Seller understands that the Shares have not been registered under the 1933 Act and Seller will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Seller may transfer (without restriction and without the need for an opinion of counsel) the Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each parent or subsidiary of a Party.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

14. No Governmental Review.  Seller understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

15. AEFI’s Representations and Warranties.  AEFI hereby represents and warrants to Seller that:

(a) The financial statements of the AEFI contained in the periodic reports filed with the Commission are true and correct in all material respect.

(b) AEFI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (x) to conduct its business in the manner in which its business is currently being conducted; (y) to own and use its assets in the manner in which its assets are currently owned and used; and (z) to perform its obligations under all contracts by which it is bound.

(c) AEFI is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect (as defined below) on AEFI. With respect to any entity, “Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the consolidated business, assets (including intangible assets), financial condition or results of operations of such entity.

(d) The Articles of Incorporation and Bylaws of AEFI, each as amended to date (collectively, the “AEFI Charter Documents”), contained as exhibits in the periodic reports filed with the Commission are true and correct in all material respect.

(e) AEFI has all requisite corporate power to enter into and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by AEFI and constitutes the legal, valid and binding obligation of AEFI, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, rehabilitation, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(f) Neither the execution and delivery of this Agreement nor the consummation by AEFI of the transactions contemplated hereby will conflict with, result in a breach of or constitute a default under or violation of any term of its corporate charter or any other agreement, contract or instrument to which it is a party or any applicable law, rule, regulation, order or judgment of any court or governmental authority.

(g) No consent, approval, authorization, or order of, registration or filing with, or notice to, any domestic or foreign governmental authority, regulatory body or court is required for the execution, delivery and performance by AEFI of its obligations under, or compliance by AEFI with, this Agreement or the transactions contemplated hereunder.

(h) AEFI has obtained all consents, approvals and waivers of third parties that may be required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(i) The Shares are duly and validly authorized and are duly and validly issued, fully paid and non-assessable and free and clear of any liens, equities, claims, charges or other encumbrances or rights of any third parties of any nature (including, but not limited to, options, rights of first refusal or similar rights, contingent or otherwise); and none of the Shares are in violation of any preemptive rights of any stockholder of AEFI.

(j) AEFI is not an “investment company”, or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

16. Buyer’s Notice Obligation and Indemnification.  Notwithstanding anything to the contrary contained herein, Buyer hereby expressly undertakes the obligation to seek consent from or notify Hardbow Uranium LLC and its successors and assigns of Buyer’s acquisition of the Interests.  Within one business day following the Closing Date, Seller shall transmit by overnight mail a letter to Hardbow Uranium LLC regarding the transfer of the Interests, such letter to be in substantially the form of Exhibit A annexed hereto.  Buyer expressly acknowledges it is familiar with, fully understands and agrees to be bound by the provisions of the JV Agreement and its transfer provisions.  Buyer expressly accepts Seller’s transfer of the Interests subject to the terms of the JV Agreement and its transfer provisions.  Buyer and AEFI, jointly and severally, also hereby expressly fully and irrevocably indemnify Seller and will defend, indemnify and hold harmless Seller and his Affiliates, and their respective officers, employees, and directors (“Seller Affiliated Parties”), jointly and severally, from and against any and all losses, claims, demands, actions, causes of action, suits or proceedings, costs, reasonable attorneys’ fees, damages, expenses, compensation, penalties, obligations of any kind and liabilities asserted by any third party that result from, arise out of, or are incurred in connection with the sale of the Interests pursuant to this Agreement, including any withholding of consent to transfer by any holder of LLC membership interests in the Company who is not a party to this Agreement.

17. Further Assurances; Consents. From time to time each Party hereto, at its own cost, will execute all such instruments and take all such further actions as the other Party may reasonably request in order to carry out and to give effect to the intent and purpose hereof, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

18. Notices.  All notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand, commercial courier or facsimile transmission and shall be deemed to have been given or made when delivered, addressed as follows:

if to Seller:

Gordon R. Haworth

5670 Caminito Genio

La Jolla, CA 92037

Tel:           (858) 551-1199

Fax:           (858) 551-1177

or to such other address as Seller may from time to time designate; and if to Buyer or AEFI:

American Energy Fields Inc.

3266 W. Galveston Drive, #101

Apache Junction, AZ 95120

Attn:         Joshua Bleak, President

Tel:           (480) 288-6530

Fax:           (480) 288-6532

or to such other address as Buyer may from time to time designate.

19. Counsel.  Each of the Parties represents and warrants that it has been represented by separate legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement; that it has carefully and thoroughly reviewed this Agreement in its entirety with counsel; that its counsel has approved it as to form; and that it understands the terms used herein.

20. Independent Investigation.  Each of the Parties has had the opportunity to investigate this matter and the affairs of each other and of the Company, to conduct any and all due diligence appropriate (including the opportunity to consult with outside experts on any matters appropriate), to determine the advisability of entering into this Agreement, and has entered into this Agreement freely and voluntarily.  Each of the Parties acknowledges that in executing this Agreement it relies solely on its own judgment, belief and knowledge and on such advice as it may have received from its own counsel and that it has not been influenced by any representation or statements made by any other Party or its counsel. No provision in this Agreement is to be interpreted for or against any of the Parties because that Party or its counsel drafted such provision.

21. Entire Agreement.  This Agreement embodies the entire agreement and understanding of AEFI, Buyer and Seller and supersedes and gives no further force or effect to all prior agreements and understandings relating to the subject matter hereof.

22. Successors and Assigns.  The terms and conditions contained in this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, survivors and personal representatives of each of the Parties.

23. Necessary Steps.  The Parties, and each of them, agree to execute such other documents and take such other immediate action as may reasonably be necessary to accomplish the purpose of this Agreement.

24. Severability.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

25. Waiver.  No breach of any provision of this Agreement shall be deemed waived unless it is waived in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Agreement.

26. Amendment.  This Agreement may not be amended or modified except in a writing signed by all of the Parties.

27. Authorization.  Any corporation signing this Agreement represents and warrants that such execution is in compliance with any required resolution of its Board of Directors, duly adopted at a meeting of such Board of Directors. Any individual signing this Agreement on behalf of another individual, a corporation or a partnership represents and warrants that he or she has full authority to do so.

28. Applicable Law.  This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without regard to its conflicts of laws provisions.

29. Forum.  The Parties acknowledge that for the purpose of enforcing the terms of this Agreement or entering judgment appropriate jurisdiction and venue shall lie with the lawful Courts of Delaware located in New Castle County.  Each of the Parties hereby waives any defense of inconvenient forum in connection with this paragraph.

30. Attorney’s Costs.  In the event either Party commences any action in a court of law to enforce this Agreement or obtain damages for the breach of this Agreement, the prevailing Party shall be entitled to an award of its actual attorneys’ fees and costs incurred in such action.

31. Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall be considered an original. This Agreement shall not be effective in any way as to any of the Parties until fully executed by all Parties.

32. Titles.           The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

33. Consent to Prospect Sale.  Seller hereby consents to the assignment to AEFI by Prospect Uranium Inc. (“Prospect”) of its membership interests in the Company, occurring contemporaneously with the sale of the Interests on the Closing Date pursuant to this Agreement.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands the day, month and year first above written.

BY: SELLER	BY: BUYER ND ENERGY INC.
/s/ Gordon R. Haworth	/s/ Joshua Bleak
Name: Gordon R. Haworth	Name/Title: Joshua Bleak, President

BY: AEFI AMERICAN ENERGY FIELDS INC. /s/ Joshua Bleak Name/Title: Joshua Bleak, President

EXHIBIT A
SECURE ENERGY, LLC
FORM OF NOTICE LETTER

March __, 2011

Hardbow Uranium LLC
P.O. Box 2352
2500 Domino Drive
Bismarck, ND 58502-2352
Attn:  Galen E. Andersen, President

RE:           Notice of Transfer Membership Interest in Secure Energy LLC

Dear Mr. Andersen:

This letter constitutes notice to Hardbow Uranium LLC of the transfer by Gordon R. Haworth  of all of my interest in Secure Energy LLC to ND Energy Inc.

I believe that it is in the best interest of Secure Energy LLC to consummate this transfer.  In accordance with the Secure Energy LLC’s Joint Venture Agreement, executed on or about November 17, 2006, no Joint Venturer, or Member, may unreasonably withhold consent to such a transfer.

Please direct all questions, responses or notices to Harvey Kesner, Esq., Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York, 10006, (212) 930-9700, counsel to ND Energy Inc.

Very truly yours,

Gordon R. Haworth

cc:           Harvey Kesner, Esq., Sichenzia Ross Friedman Ference LLP

Jeffery J. Janda, Prospect Uranium, Inc.

SCHEDULE 1
STATEMENT OF SELLER’S OWNERSHIP INTEREST
IN SECURE ENERGY LLC

Prospect Uranium Inc
Secure Energy LLC Project Account
January 1, 2006 - March 10, 2011

Date	Type	Name	Memo/Description	Amount	Balance
11/30/2006	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	4,200.00	4,200.00
01/01/2007	Bill	Donald Strachan-Vendor	Geological Consulting	5,400.00	9,600.00
01/31/2007	Bill	Donald Strachan-Vendor	Geological Consulting	7,140.00	16,740.00
02/28/2007	Bill	Donald Strachan-Vendor	Geological Consulting	6,300.00	23,040.00
03/31/2007	Bill	Nesbitt & Associates LLC	Legal	6,820.00	29,860.00
03/31/2007	Bill	Donald Strachan-Vendor	Geological Consulting	4,200.00	34,060.00
04/09/2007	Journal Entry	Secure Energy	Don Strachan's Account Crow Buttes	32.57	34,092.57
04/30/2007	Bill	Donald Strachan-Vendor	Geological Consulting	5,494.00	39,586.57
04/30/2007	Bill	Donald Strachan-Vendor	Mileage	131.00	39,717.57
05/22/2007	Journal Entry	WN Land Services	Paid from Tonogold Tom Gaughn	10,000.00	49,717.57
05/22/2007	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	56,068.05	105,785.62
06/29/2007	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	50,000.00	155,785.62
07/12/2007	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	20,000.00	175,785.62
07/18/2007	Bill	McDonald Segola	Geological Consulting	1,225.00	177,010.62
07/26/2007	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	2,095.56	179,106.18
07/31/2007	Bill	Donald Strachan-Vendor	Geological Consulting	2,255.00	181,361.18
09/17/2007	Check	Reno-Tahoe Airport	Geological Consulting - Expenses	9.01	181,370.19
09/17/2007	Check	DNC THS Int'l Airport	Geological Consulting - Expenses	12.58	181,382.77
09/17/2007	Check	Applebees, Bismarck ND	Geological Consulting - Expenses	12.69	181,395.46
09/17/2007	Check	Best Buy, Bismarck ND	Geological Consulting - Expenses	135.67	181,531.13
09/17/2007	Check	McDonalds, Bismarck ND	Geological Consulting - Expenses	4.57	181,535.70
09/18/2007	Check	Applebees, Bismarck ND	Geological Consulting - Expenses	13.86	181,549.56
09/19/2007	Check	Scheels-Kirkwood, Bismarck ND	Geological Consulting - Expenses	105.99	181,655.55
09/19/2007	Check	Earth Pantry, Bismarck ND	Geological Consulting - Expenses	17.91	181,673.46
09/19/2007	Check	CVS Pharmacy, Bismarck ND	Geological Consulting - Expenses	6.35	181,679.81
09/20/2007	Check	Pirogue Grille, Bismarck ND	Geological Consulting - Expenses	252.86	181,932.67
09/20/2007	Check	Paradiso of Bismarck, Bismarck	Geological Consulting - Expenses	2.81	181,935.48
09/20/2007	Check	Starbucks, Bismarck ND	Geological Consulting - Expenses	1.87	181,937.35
09/20/2007	Check	Paradiso of Bismarck, Bismarck	Geological Consulting - Expenses	8.44	181,945.79
09/21/2007	Check	Starbucks, Bismarck ND	Geological Consulting - Expenses	1.87	181,947.66
09/21/2007	Check	Applebees, Bismarck ND	Geological Consulting - Expenses	18.53	181,966.19
09/21/2007	Check	Starbucks, Bismarck ND	Geological Consulting - Expenses	1.02	181,967.21
09/24/2007	Check	B/W Ramkota Hotel, Bismarck	Geological Consulting - Expenses	796.57	182,763.78
09/24/2007	Check	Sportsmans Warehouse, Reno	Geological Consulting - Expenses	407.91	183,171.69
09/24/2007	Check	Reno-Tahoe Airport	Geological Consulting - Expenses	64.00	183,235.69
09/24/2007	Check	Barnes $ Noble, Bismarck ND	Geological Consulting - Expenses	16.91	183,252.60
09/24/2007	Check	Starbucks, Bismarck ND	Geological Consulting - Expenses	1.87	183,254.47
09/24/2007	Check	Starbucks, Bismarck ND	Geological Consulting - Expenses	1.05	183,255.52
10/01/2007	Bill	Donald Strachan-Vendor	Geological Consulting	4,200.00	187,455.52
10/01/2007	Bill	Donald Strachan-Vendor	Mileage for SE	100.00	187,555.52
10/17/2007	Check	Q & R Clinic, Bismarck ND	Geological Consulting - Expenses	398.86	187,954.38
10/18/2007	Check	Harron Brothers, Crawford NE	Geological Consulting - Expenses	8.54	187,962.92
10/18/2007	Check	The Emporeum, Scottsbluff NE	Geological Consulting - Expenses	41.31	188,004.23
10/19/2007	Check	The Emporeum, Scottsbluff NE	Geological Consulting - Expenses	39.14	188,043.37
10/31/2007	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	46.00	188,089.37
10/31/2007	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	2,100.00	190,189.37
10/31/2007	Bill	Donald Strachan-Vendor	Mileage for SE	50.00	190,239.37
11/30/2007	Bill	Donald Strachan-Vendor	Mileage for SE	48.00	190,287.37
11/30/2007	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	2,016.00	192,303.37
12/31/2007	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	75,000.00	267,303.37
12/31/2007	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	2,696.00	269,999.37
12/31/2007	Bill	Donald Strachan-Vendor	Mileage for SE	64.00	270,063.37
01/31/2008	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	49.00	270,112.37
01/31/2008	Bill	Donald Strachan-Vendor	Geological Consulting	4,150.00	274,262.37
01/31/2008	Bill	Donald Strachan-Vendor	Mileage for SE	99.00	274,361.37
03/31/2008	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	3.00	274,364.37
03/31/2008	Bill	Donald Strachan-Vendor	Mileage	39.00	274,403.37
03/31/2008	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	9.00	274,412.37
03/31/2008	Bill	Donald Strachan-Vendor	Geological Consulting	1,638.00	276,050.37
04/30/2008	Bill	Donald Strachan-Vendor	Geological Consulting	3,612.00	279,662.37
04/30/2008	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	36.00	279,698.37
04/30/2008	Bill	Donald Strachan-Vendor	Mileage	86.00	279,784.37
05/28/2008	Journal Entry	Secure Energy	Transfer to SE Wells Fargo Account	4,000.00	283,784.37
05/31/2008	Bill	Donald Strachan-Vendor	Mileage	2.00	283,786.37
05/31/2008	Bill	Donald Strachan-Vendor	Geological Consulting - Expenses	101.00	283,887.37
			Prospect's Advances to Joint Venture:	283,887.37	

SECURE ENERGY LLC

OWNERSHIP INTEREST CALCULATION

(Pursuant to Subparagraph (5) of Paragraph 2.09 of the JV Agreement)

	Prospect's Advances to Joint Venture	Percentages
Prospect (Initial %)		40.00000 %
Donbarra (Initial %)		30.00000 %
Hadbow (Initial %)		30.00000 %
Prospect Investment	$ 283,887.37	
Prospect (Final)		51.35549 %
Donbarra (Final)		24.32225 %
Hardbow (Final)		24.32225 %
		100.000

SCHEDULE A

STATEMENT OF ASSETS AND LIABILITIES
OF
SECURE ENERGY LLC

The following, to the best knowledge of the Seller, constitute the current assets and liabilities of Company (which shall include, without limitation, any of such Assets that are owned or possessed by any Seller Affiliate):

Assets:

1.	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.

2.
Uranium Lease Agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

3.
Uranium Lease Agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

4.
Uranium Lease Agreement with Mark E. Schmidt dated November 23, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

Liabilities:

Credit card balances (estimated as of September 2010) owed to Wells Fargo as attached hereto and as follows:

			a.o. September 2010
	Creditor	Acct. No.	Est’d.Bal.	Est’d. Pmt.
1.	Wells Fargo Business Card	4856-2002-2218-9386	$9,884.51	$269.00
2.	Wells Fargo Business Card	4856-2002-2201-4782	1,972.18	64.00
3.	Wells Fargo Business Card	4856-2002-2201-4774	4,635.79	95.00
4.	Wells Fargo Business Card	4856-2002-2268-8981	983.72	36.00
5.	Wells Fargo Business Card	4856-2002-2268-8973	985.03	37.00
6.	Wells Fargo Business Card	4856-2002-2215-6856	1,547.82	32.00

SCHEDULE B
OPERATING AGREEMENT OF SECURE ENERGY LLC
THE “JV AGREEMENT

JOINT VENTURE AGREEMENT

THIS AGREEMENT, entered into by and among Prospect Uranium, Inc., of 5771 La Jolla Boulevard, La Jolla, California; Donbara Group LLC, of 1355 Muirlands Vista Way, La Jolla, California; and Hardbow Uranium LLC, of P.O. Box 2352, 2500 Domino Drive, Bismarck, North Dakota,

WITNESSETH:

Article I.

Formation of Joint Venture

1.01 **Formation and name.** The parties form a Joint Venture, designated Secure Energy LLC, a limited liability corporation to be formed under the laws of the State of North Dakota (the "Joint Venture"), which will engage in exploration activities on uranium properties in North and South Dakota, including leasing, drilling, hydrological and leach testing, pre-permitting, permitting, and keeping landowners and the general public informed.

1.02 **Principal office.** The principal office of the Joint Venture shall be ______ ____. The principal office shall be subject to change upon agreement by the parties.

1.03 **Establishment of Bank Accounts.** The Managing Member shall establish with a federally insured financial institution (or institutions) one or more accounts for the funds of the Joint Venture for which the Managing Member is authorized to draw against on behalf of the Joint Venture.

Article II.

Participation

2.01 **Managing Member.** Prospect Uranium will serve as Managing Member of the Joint Venture.

2.02 **Ownership.** Initial ownership of the parties in the Joint Venture shall be divided as follows, and subject to adjustment as set forth below:

40% - Prospect Uranium, Inc.
30% - Donbara Group, LLC
30% - Hardbow Uranium LLC

These percentage allotments are made in consideration of the following facts:

1

(1). Donbara Group initiated the idea, researched uranium possibilities in the Dakotas, and then contacted Hardbow Uranium.

(2) Hardbow Uranium, using its experience and working knowledge of the Dakota lignites, and knowing of the presence of uranium in the lignites and sandstone adjacent to the lignite, provided direction to Prospect Uranium for an exploration program. Additionally, Hardbow Uranium's CEO has knowledge of and contacts with relevant local government agencies. He has also negotiated many coal leases with landowners in both Dakotas and has had experience negotiating air, water and other permits for a large coal conversion facility.

(3) Prospect Uranium placed a competent geological staff in the field and gathered sufficient drill hole information to initiate a preliminary mineral leasing plan.

. 2.03 **Expenditures and Duties of Joint Venturers.** Except as otherwise provided, the parties will provide the following services to the Joint Venture:

(1) Hardbow Uranium will carry out lease negotiations, and will make the necessary contacts and negotiations with governmental organizations in respect to environmental, permitting and other matters. Hardbow Uranium will work with Prospect Uranium's staff to provide information to landowners and the public on ISL mining and hydrologic and other impacts.

(2) Donbara Group will provide the first $20,000 of funding required by the Joint Venture for advance minimum royalty payments on new leases. Donbara Group will also provide general mining and strategic advice to the Joint Venture.

(3) Prospect Uranium will be the Managing Member of the Joint Venture, and will provide the geological staff necessary to continue identifying potential uranium lands for leasing, drill sites or test programs. Prospect Uranium will pay for all administrative expenses, office rental, accounting expenses and fees, fees for tax advice, preparation of Schedules K-1, legal fees, record searches, title opinions, curing leases and documentation related to the business of the Joint Venture.

(4) Prospect Uranium will advance to the Joint Venture funds necessary for continuing the exploration program commencing in January, 2007. The exploration program will include, but not be limited to leasing property, land, surface and mineral rights, contracting services, drilling, logging, hydrological work, field and laboratory permeability tests, porosity tests and leach tests, etc. Prospect Uranium's ownership share of the Joint Venture will increase by 1% for each $25,000 it advances to the Joint Venture. For any advance not equal to $25,000, or a multiple thereof, Prospect Uranium's share will be calculated based upon interpolation.

2

(5) Hardbow Uranium and/or Donbara Group may, at their sole option, advance funds to the Joint Venture. Any such advance by either Hardbow Uranium or Donbara Group will increase that Member's ownership share of the Joint Venture by 1% for each $25,000 advanced to the Joint Venture. For any advance not equal to $25,000 or a multiple thereof, the advancing Member's share will be calculated based upon interpolation.

Following an increase in any Member's ownership share due to a monetary advance as described in Paragraph 2.03, subparagraphs (4) and (5) above, the non-contributing Members' ownership shares will be reduced pro rata. (See examples set forth below.) None of the individual Members' ownership interests may be diluted below 10% as a result of these transactions without consent of the Member affected.

Hypothetical examples of changes in Members' ownership shares:

(1) Donbara Group advances $25,000 in December, 2006.

Donbara Group's ownership share	30.0000%
$25,000/$25,000 per 1% =	+1.0000%
Donbara Group's revised ownership share	31.0000%
Prospect Uranium's ownership share	40.0000%
1.0000% x 40.0/ (40.0000 + 30.0000) =	-0.5700%
Prospect Uranium's revised ownership share	39.4300%
Hardbow Uranium's ownership share	30.0000%
1.0000% X 30.0000/ (30.0000 + 40.0000) =	-0.4300%
Hardbow Uranium's revised ownership share	29.5700%

(2) Hardbow Uranium then advances $50,000 in February, 2007.

Hardbow Uranium's ownership share	29.5700%
$50,000/$25,000 =	+2.0000%
Hardbow Uranium's revised ownership share	31.5700%
Prospect Uranium's ownership share	39.4300%
2.000% x 39.4300/ (39.4300 + 31.0000) =	-1.1197%
Prospect Uranium's revised ownership share	38.3103%
Donbara Group's ownership share	31.0000%
2.0000% X 31.0000/ (31.0000 + 39.4300) =	-0.8803%
Donbara Group's revised ownership share	30.1197%

(3) Prospect Uranium then advances $200,000 in April, 2007.

3

Prospect Uranium's ownership share	31.3103%
$200,000/$25,000 =	+8.0000%
Prospect Uranium's revised ownership share	46.3103%
Hardbow Uranium's ownership share	31.5700%
8.0000% X 31.5700/ (31.5700 + 30.1197) =	-4.0940%
Hardbow Uranium's revised ownership share	27.4760%
Donbara Group's ownership share	30.1197%
8.0000% X 30.1197/ (30.1197 + 31.5700) =	-3.9060%
Donbara Group's revised ownership share	26.2137%

(4) Prospect Uranium then advances $63,000 in September, 2007.

Prospect Uranium's ownership share	46.3103%
$63,000/$25,000 =	+2.5200%
Prospect Uranium's revised ownership share	48.8303%
Hardbow Uranium's ownership share	27.4760%
2.5200% X 27.4760/ (27.4760 + 26.2137) =	-1.2896%
Hardbow Uranium's revised ownership share	26.1864%
Donbara Group's ownership share	26.2137%
2.5200% X 26.2137/ (26.2137 + 27,4760) =	-1.2304%
Donbara Group's revised ownership share	24.9833%

(5) Prospect Uranium then advances $737,000 in January, 2008.

Prospect Uranium's ownership share	48.8303%
$737,000/$25,000 =	+29.4800%
Prospect Uranium's revised ownership share	78.3103%
Hardbow Uranium's ownership share	26.1864%
29.4800 X 26,1864/ (26.1864 + 24,9833) =	-15.0866%
Hardbow Uranium's revised ownership share	11.0998%
Donbara Group's ownership share	24.9833%
29.4800 X 24.988/ (24.988 + 26.1864) =	-14.3943%
Donbara Group's revised ownership share	10.5899%

2.04 **Revenues.** Except as provided above for adjustments to Members' ownership percentages, revenues of the Joint Venture shall be credited as follows:

4

40% - Prospect Uranium, Inc.
30% - Donbara Group, LLC
30% - Hardbow Uranium LLC

After any adjustment to ownership percentages as set forth above, the Member's individual shares of revenues of the Joint Venture will thereafter be distributed in the proportions called for by the adjusted ownership.

2.05 **Sale of Interest in Joint Venture.** At any time, any of the Members can buy out another Member without consent of the third Member. At any time, any one of the Members can sell its ownership interest to an outside party upon written consent of the other Members, which consent shall not be unreasonably withheld. Assets of the Joint Venture can only be sold if all Members agree to the sale.

2.06 **Removal of Managing Member.** A simple majority of the Members with combined ownership interests exceeding fifty percent (50%) can remove and replace the Managing Member on 30 days' written notice.

Article III.

Conduct of Operations

3.01 **Management.** As noted above, Prospect Uranium is hereby designated Managing Member, and, as such, shall have fiduciary responsibilities to its fellow Members, and shall exercise full control over all operations of the Joint Venture. The Managing Member shall serve until it resigns or is removed by the affirmative vote of a majority in interest of the other Members, in which event a successor managing Member shall be selected in conjunction with that vote, unless Prospect Uranium (or any successor) has been removed as joint venturer pursuant to Article IV, Section 4.04. Resignation or removal of Prospect Uranium as Managing Member shall not affect its status as joint venturer nor relieve it of its responsibilities for its share of the costs incurred by the Joint Venture as set forth herein. At the request of the other Members, the Managing Member shall call a vote on removal. A vote on removal will be called by the Managing Member pursuant to notice given to the other Members within ten days after receipt by the Managing Member of a request for a vote under this Section. Any determination of a matter to be voted upon under this Section will become final 30 days after notice to the Members that the vote is to be taken. Except as set out in the specification of their duties, Hardbow Uranium and Donbara Group shall have no power over the conduct of the operations of the Joint Venture and, except as otherwise set forth in this agreement, shall have no right to participate in its management or control.

3.02 **Execution of Leases.** The CEO of Hardbow Uranium shall have authority to execute leases on behalf of the Joint Venture, with approval of the other Members. Such approval may be given via e-mail or fax message.

5

After any adjustment to ownership percentages as set forth above, the Member's individual shares of revenues of the Joint Venture will thereafter be distributed in the proportions called for by the adjusted ownership.

2.05 **Sale of Interest in Joint Venture.** At any time, any of the Members can buy out another Member without consent of the third Member. At any time, any one of the Members can sell its ownership interest to an outside party upon written consent of the other Members, which consent shall not be unreasonably withheld. Assets of the Joint Venture can only be sold if all Members agree to the sale.

2.06 **Removal of Managing Member.** A simple majority of the Members with combined ownership interests exceeding fifty percent (50%) can remove and replace the Managing Member on 30 days' written notice.

Article III.

Conduct of Operations

3.01 **Management.** As noted above, Prospect Uranium is hereby designated Managing Member, and, as such, shall have fiduciary responsibilities to its fellow Members, and shall exercise full control over all operations of the Joint Venture. The Managing Member shall serve until it resigns or is removed by the affirmative vote of a majority in interest of the other Members, in which event a successor managing Member shall be selected in conjunction with that vote, unless Prospect Uranium (or any successor) has been removed as joint venturer pursuant to Article IV, Section 4.04. Resignation or removal of Prospect Uranium as Managing Member shall not affect its status as joint venturer nor relieve it of its responsibilities for its share of the costs incurred by the Joint Venture as set forth herein. At the request of the other Members, the Managing Member shall call a vote on removal. A vote on removal will be called by the Managing Member pursuant to notice given to the other Members within ten days after receipt by the Managing Member of a request for a vote under this Section. Any determination of a matter to be voted upon under this Section will become final 30 days after notice to the Members that the vote is to be taken. Except as set out in the specification of their duties, Hardbow Uranium and Donbara Group shall have no power over the conduct of the operations of the Joint Venture and, except as otherwise set forth in this agreement, shall have no right to participate in its management or control.

3.02 **Execution of Leases.** The CEO of Hardbow Uranium shall have authority to execute leases on behalf of the Joint Venture, with approval of the other Members. Such approval may be given via e-mail or fax message.

6

Article IV.

Other Rights of Parties

4.01 Allocation of income tax deductions; tax elections.

(1) Tax deductions and credits. To the extent permitted by law, all deductions and credits, including, but not limited to, intangible drilling and development costs, depreciation, rental expenses, and investments qualifying for the investments credit where applicable, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, such parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. It is agreed the tax basis of any property acquired for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based upon the capital interest in this Joint Venture as to the property and that the capital interest in this Joint Venture for such purpose as to each property shall be considered to be owned by the parties in the ratio in the percentage of their ownership interests as of the end of each year. Gain on disposition of any assets acquired by the Joint Venture shall be allocated among the parties in that same ratio; provided, further, that within the limits of the above allocation, gain treated as ordinary income by reason of recapture of deductions shall be allocated to the parties which received the benefit of the deduction.

(2) Tax elections. The Joint Venture shall make an election to deduct intangible drilling and development costs on its federal income tax return in accordance with the option granted by the Internal Revenue Code of 1954, as amended. No election shall be made by any party or by the Joint Venture for the Joint Venture to be excluded from the application of the provisions of Subchapter K of the Internal Revenue Code of 1954, as amended.

(3) Managing Member taxable income. If it is determined that any taxable income results to the Managing Member by reason of its entitlement to a share of profits or revenues of the Joint Venture before such profit or revenue has been realized by the Joint Venture, the resulting deduction (as well as any resulting gain) shall not enter into the Joint Venture net income or loss but shall be separately allocated to the Managing Member.

(4) Allocation on transfer of interests. In the event of the transfer of an interest in the Joint Venture, or in the event of the distribution of property to any party, the Managing Member may elect for the Joint Venture to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Joint Venture's assets to be adjusted for federal income tax purposes as provided by Section 734 and 743 of the Internal Revenue Code of 1954, as amended. In the event of the transfer of an interest in the Joint Venture, allocation of the distributive share of Joint Venture income or loss between the transferor and transferee attributable to the transferred

7

interest shall be based on the number of months, determined pursuant to the provisions of Article V, Section 5.01 of this agreement. in the particular year during which each owned an interest in the Joint Venture; provided, however, that gain on sale of all or a substantial portion of Joint Venture assets shall be allocated to the holder of the interest on the date of sale and provided further, that upon the agreement of the transferee, transferor, and all other joint venturers, the allocation may be based upon actual income and deductions.

4.02 **Reports and disclosures.** Each party shall have access to all Joint Venture books and records and shall receive all information concerning the operations of the Joint Venture. In addition, the Managing Member shall furnish the other Members monthly itemized statements of all items of revenue and disbursement received or made by or on behalf of the Joint Venture. The Managing Member shall also periodically send reports and other information to the other Members of the operations of the Joint Venture, including annual audited financial information for years during which substantial operations are conducted by the Joint Venture. The Managing Member shall notify the other parties promptly of any actual or threatened legal actions which involve the Joint Venture. In addition, the Joint Venture shall furnish the other Members annually a detailed statement of any transactions between the Joint Venture and the Managing Member or any of its affiliates, and of any compensation paid or accrued to the Managing Member or any affiliates, and the services performed.

4.03 **Indemnification.** In any threatened, pending or completed action, suit or proceeding to which the Managing Member was or is a party or is threatened to be made a party by reason of the fact that it is or was the Managing Member (other than an action by or in the right of the Joint Venture), the Joint Venture shall indemnify the Managing Member against expenses, including attorney's fees, judgments and amounts paid in settlement actually and reasonably incurred by it in connection with the action, suit or proceeding if it acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Joint Venture.

In any threatened, pending or completed action or suit by or in the right of the Joint Venture, to which any Member was or is a party or is threatened to be made a party, the Joint Venture shall indemnify that party against expenses, including attorney's fees, actually and reasonably incurred by it in connection with the defense or settlement of such action or suit if it acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Joint Venture, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Member shall have been adjudged to be liable for negligence, misconduct, or breach of fiduciary obligation in the performance of its duty to the Joint Venture, unless and only to the extent that the court in which the action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all circumstances of the case, the Member is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

8

Any indemnification under the above provisions, unless ordered by a court, shall be made only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Member is proper in the circumstances because it has met the applicable standard of conduct set forth above. The appointment of an independent legal counsel must be approved by mutual consent of the parties.

To the extent that the Member has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Joint Venture shall indemnify it against the expenses, including attorneys' fees, actually and reasonably incurred by it in connection therewith.

Claims or judgments arising out of any action, suit or proceeding shall be paid first out of any insurance proceeds, next out of the assets and income of the Joint Venture, and finally by the parties; provided that no Member shall be required to reimburse the litigating Member for any liability in excess of its own interest in Joint Venture revenues and agreed payments to the Joint Venture.

4.04 **Withdrawal of joint venturer and termination of joint venture.** Any joint venturer may withdraw from the joint venture at any time in the manner provided herein. The remaining Members may then elect either to terminate, dissolve and wind up the Joint Venture or to continue as a successor joint venture under all the terms of this agreement, as provided in Section 6.01 and 6.02 of Article VI. If the other Members elect to continue as a successor joint venture, the outgoing joint venturer shall not withdraw until a substitute joint venturer has been selected by a similar vote of the other Members and installed.

No substitute joint venturer shall be installed until a determination has been made that the withdrawal of the existing joint venturer and installation of the substitute joint venturer will not cause the Joint Venture to be classified as an association taxable as a corporation for federal income tax purposes. The determination is to be made either pursuant to an opinion of counsel, such counsel being selected by the Members, or by a ruling issued by the Internal Revenue Service.

In the event any joint venturer withdraws, its interests in the assets of the Joint Venture shall be determined pursuant to Article VI, Section 6.02 as if there had been a dissolution and winding up of the Joint Venture. Thereafter, its Distribution Interest will be distributed to it. The Distribution Interest, plus any property interest previously withdrawn by the withdrawing joint venturer pursuant to Article V, Section 5.01, shall be subject to an operating agreement as agreed upon between the substitute joint venturer and the other parties which provides that the costs and revenues attributable to the properties, including any compensation or reimbursements to the withdrawing joint venturer, shall be shared, as between the removed joint venturer and the successor joint venturer, in proportion to their respective interests, unless the withdrawing joint venturer and successor joint venturer shall mutually agree upon an alternative method

9

of cost and revenue sharing. The withdrawing joint venturer, at the time of its withdrawal, shall cause, to the extent that it is legally possible, to be transferred or assigned to its successor all its rights, obligations and interests in contracts entered into by it on behalf of the Joint Venture. In any event, the withdrawing joint venturer shall cause its rights, obligations and interests in these contracts to terminate at the time of its withdrawal as joint venturer.

Article V.

Transfer of Interests

5.01 **Transferability.** Each of the parties shall have the right to mortgage or otherwise pledge its interest in the Joint Venture, and to transfer its interest in any transaction in which neither gain nor loss will be recognized for federal income tax purposes except where no gain or loss is recognized solely because the consideration is equal to the adjusted basis of the interest. Otherwise, and except as is otherwise provided in this agreement, interests in the Joint Venture shall be nontransferable except with the consent of all parties.

Failure to notify the transferring party of an objection to any proposed or completed transfer of the transferor's interest within 30 days following the receipt of notice of the transfer shall conclusively serve as a consent to such transfer.

Any transferee under these provisions does not become a substituted joint venturer without the unanimous consent of the parties.

Any permitted transfer shall be effective as of midnight of the last day of the calendar month in which it is made, or at the Managing Member's election, 7:00 a.m. of the following day, and no transfer shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities, whether arising prior or subsequent to the transfer.

Article VI.

Duration, Dissolution, and Winding Up

6.01 **Duration.** The Joint Venture shall continue in existence for an indefinite period, unless sooner terminated.

The Joint Venture shall terminate following the occurrence of a Final Terminating Event, or upon the institution of proceedings for liquidation by arrangement or composition with its creditors, of the any party, or upon the dissolution of any party except as a part of a corporate merger or reorganization, or upon the occurrence of any event which under Title 45, N.D.C.C., the North Dakota statutes governing Memberships, causes the dissolution of a Membership.

10

Except upon the occurrence of a Final Terminating Event, the Joint Venture or any successor joint venture shall not be wound up, but shall be continued by the parties, and their respective successors, as a successor joint venture under all the terms of this agreement. A successor joint venture shall succeed to all of the assets of the Joint Venture.

Throughout this agreement, the term "Joint Venture" shall include a successor joint venture and the parties to it.

6.02 **Dissolution and winding up.** Upon the occurrence of a Final Terminating Event, the affairs of the Joint Venture shall be wound up, and there shall be distributed to each of the parties its Distribution Interest in the remaining assets of the Joint Venture.

"Final Terminating Event" shall mean any one of the following: (a) the giving of a 90-day notice to the other parties by the Managing Member of its election to terminate the affairs of the Joint Venture (except that the Managing Member shall not give such notice during a period from the date it receives a proper request for a vote to be taken as to its removal as a joint venturer under Article IV, Section 4.04 and the date the voting becomes final); (b) the giving of a 90-day of notice to the Managing Member by the other parties of their similar election; or (c) the adjudication of bankruptcy of a party.

In a case where the Managing Member, or any other Member, gives a notice of election to terminate under subsections (a) and (b) above, approval is required before proceeding to terminate the affairs of the Joint Venture. Such approval can only be given by the Managing Member in concert with a minimum of one other non-electing Member.

A party's "Distribution Interest" shall mean an undivided interest in the assets of the Joint Venture equal to its interest in the revenues of the Joint Venture, plus or minus any adjustments (whether in money or in property) necessary to take into account the party's proportionate interest in the accrued liabilities of the Joint Venture and all debits or credits to or withdrawals from the party's account.

Article VII.

Miscellaneous Provisions

7.01 **Notice.** Notice hereunder shall be sent by mail, addressed to the parties at the following addresses or such other addresses as may be provided by them from time to time:

Prospect Uranium, Inc.

11

5771 La Jolla Boulevard
La Jolla, CA 92037
Donbara Group, LLC
1335 Muirlands Vista Way
La Jolla, CA 92037

Any party shall give at least 60 days' written notice to the others of its intention to withdraw from the Joint Venture.

Notice shall be considered given, and any applicable time shall run, from the date the notice is deposited with the U.S. Postal Service, postage prepaid, under registered or certified mail.

7.02 **Time.** Time is of the essence of each part of this agreement.

7.03 **Governing law.** The terms and provisions of this agreement shall be construed under the Uniform Membership Act as adopted in the State of North Dakota.

7.04 **Effect and amendment of agreement and power of attorney.** This agreement embodies the full and complete agreement of the parties, and no amendments, alterations, modifications, or changes shall be effective or binding upon the parties unless the same are proposed in writing by a party, and concurred in by the affirmative vote of 100% of the members of the Joint Venture. A vote will be called by the Managing Member pursuant to notice given to the other parties within ten days after the Managing Member's receipt of a request for a vote under this Section. Any determination of a matter to be voted upon under this Section will become final 30 days after notice that the vote is to be taken. The Managing Member is further authorized to amend this agreement in any way deemed desirable by it to satisfy requirements, conditions, guidelines, or options with respect to taxation contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interests of the Joint Venture.

However, this agreement shall not be amended in any material respect affecting the rights or interests of any party except with the concurrence of 100% of the members of the Joint Venture in the manner described above.

12

This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, and shall run with the interests subject to this agreement. The terms "Joint Venture," "joint venturer," "Members," and "parties" shall equally apply to any successor joint venture and to any party or any successor or assign of a party.

All parties to this agreement must consent to the admission to the Joint Venture of additional joint venturers. Each party to this agreement duly appoints the Managing Member, with full power to execute, swear to, and record any instruments which may be required by law in any jurisdiction to implement the purposes of this agreement.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year hereinafter shown.

13

Dated this 17TH day of November, 2006.

PROSPECT URANIUM, INC.

BY: ______________________________

Jeffrey J. Janda, President

14

Dated this 17 th day of November, 2006.

DONBARA GROUP LLC

BY: Gordon R. Haworth
Gordon R. Haworth, Member

15

Dated this 16 day of November, 2006.

HARDBOW URANIUM LLC

BY: ______________________
Galen E. Andersen, President

coh3352-001\joint venture agmt

16